UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2007

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On a Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2007, Applied Materials, Inc. (“Applied”) reported that its Board of Directors (the “Board”) had appointed Aart J. de Geus to serve as a member of the Board and the Strategy Committee.

The purpose of this amendment is to report that, as disclosed in a Form 4 filed with the SEC on July 24, 2007 and pursuant to the terms of Applied’s Employee Stock Incentive Plan, Dr. de Geus was automatically granted 20,000 performance shares (restricted stock units) on July 23, 2007, the day of his appointment. These performance shares are scheduled to vest in four equal annual installments beginning one year after the grant date, subject to Dr. de Geus’s continued service as a director. Upon his appointment, Dr. de Geus began participating in the standard non-employee director compensation arrangements described in Applied’s 2007 Proxy Statement that was filed with the SEC on February 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Date: September 14, 2007	By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney
Senior Vice President, General Counsel and Corporate Secretary